UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

Valaris Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton, Bermuda HM 11

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value share	VAL	New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Additional Notes

On August 21, 2023, Valaris Limited (the “Company”) and Valaris Finance Company LLC (“Valaris Finance” and, together with the Company, the “Issuers”) issued $400 million aggregate principal amount of additional 8.375% Senior Secured Second Lien Notes due 2030 (the “Additional Notes”) in a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes were issued at 100.75% of par, plus accrued interest from April 19, 2023, for net proceeds of approximately $396 million, after deducting the initial purchasers’ discount, estimated offering expenses and accrued interest. The Company intends to use the net proceeds of the Offering to finance the aggregate purchase price of approximately $337 million (assuming a December 31, 2023 delivery date) for the drillships VALARIS DS-13 and VALARIS DS-14, which the Company intends to exercise its right to take delivery of on or prior to December 31, 2023, and for general corporate purposes. If the Company does not elect to exercise its right for either or both drillships, the Company intends to use the net proceeds of the Offering (not otherwise used to finance the purchase price of either drillship) for general corporate purposes.

The Additional Notes were issued under the Indenture, dated as of April 19, 2023 (the “Indenture”), among the Issuers, certain subsidiaries of the Company named therein (the “Guarantors”) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”), pursuant to which the Issuers issued $700 million aggregate principal amount of their 8.375% Senior Secured Second Lien Notes due 2030 (the “Existing Notes” and, together with the Additional Notes, the “Notes”) on April 19, 2023. The Additional Notes form a single series with, and have the same terms (other than the initial offering price) as, the Existing Notes. The Notes will mature on April 30, 2030. Interest on the Notes is payable semi-annually in arrears on April 30 and October 30 of each year, beginning on October 30, 2023. The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors and by each of the Company’s future restricted subsidiaries (other than Valaris Finance) that guarantees any debt of the Issuers or any Guarantor under certain future debt in an aggregate principal amount in excess of a certain amount.

For a description of the Indenture and the Notes, please read the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2023. A copy of the Indenture and the form of Notes are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to such Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated April 19, 2023, by and among the Issuers, the Guarantors, the Trustee and the Collateral Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 19, 2023, File No, 001-08097).
4.2	Form of 8.375% Senior Secured Second Lien Notes due 2030 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris Limited

Date: August 21, 2023	By:	/s/ Davor Vukadin
	Name:	Davor Vukadin
	Title:	Senior Vice President and General Counsel